EXHIBIT 10.9



                                 [PURADYN LOGO]

                                               ---------------------------------

                                               3020 High Ridge Road Suite 100
                                               Boynton Beach, Florida 33426-8710

                                               Telephone
                                               561 547 9499
                                               800 488 0577

                                               Fax
                                               561 547 4025

                                               Internet
                                               www.puradyn.com

                              EMPLOYMENT AGREEMENT

      This Employment  Agreement (the "Agreement") by and between Puradyn Filter
Technologies,   Inc.,   a  Delaware   corporation   ("PFTI")  and  Kevin  Kroger
("Employee"), is hereby entered into as of this day of July 3, 2000.

                                 /s/ [ILLEGIBLE]

                                    RECITALS

A. As of the date of this Agreement, PFTI is engaged primarily in the business of providing Bypass Oil Filtration Systems.

B. Employee is employed hereunder by PFTI in a confidential relationship wherein Employee, in the course of Employee's employment with PFTI, has and will continue to become familiar with and aware of information as to PFTI's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by PFTI, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to PFTI; this information is a trade secret and constitutes the valuable goodwill of PFTI.

                                   AGREEMENTS

1.    EMPLOYMENT AND DUTIES.

            (a) PFTI hereby employs Employee as President and Chief Operating Officer ("COO") of PFTI. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President and COO of PFTI and will report directly to the Chief Executive Officer. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(C) hereof, agrees to devote Employee's full business time, attention and efforts to promote and further the business of PFTI.

            (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Board.

            (c) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph thereof.

                                                                 /s/ [ILLEGIBLE]

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2.    COMPENSATION

      For all services rendered by Employee, PFTI shall compensate Employee as follows:

      (a) Base Salary. The base salary payable to Employee shall be $166,000 per year, payable on a regular basis in accordance with PFTI's standard payroll procedures but not less than bi-monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof. In no event shall Employee's base salary be reduced.

      (b) Bonus Plan. Minimum amount payable as bonus and schedule of such will be as follows:

                  Minimum amount Payable on December 31, 2000        $50,000
                  Minimum amount Payable on December 31, 2001        $80,000
                  Minimum amount Payable on December 31, 2002        $80,000

      (c) Executive Perquisites, Benefits, and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from PFTI in such form and to such extent as specified below:

                  (i) Payment of all premiums for coverage for Employee under health and hospitalization.

                  (ii) $600,000 Life Insurance Policy, a private Disability as well as Group Policy will be taken out to give approximately $15,000/month worth of coverage within ninety (90) days.

                  (iii) Car  allowance of $1,000 per month.  All gas expenses to be charged on corporate credit card.

                  (iv) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in a reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with PFTI's expense reporting policy.

                  (v)   Employee shall be granted paid time off as follows: four
                        (4) vacation weeks at the completion of one full year of employment, five (5) vacation weeks upon completion of the second year.

                  (vi) PFTI shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other PFTI-wide employee benefits as available from time to time.

                                                                 /s/ [ILLEGIBLE]

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3.    OPTIONS.

      PFTI will grant to Employee 300,000 qualified stock options as partial payment for his services to PFTI. These options have been granted, effective date of employment in accordance with PFTI's 1999 S-8 Stock Option Plan (see attached) and are priced at the market closing price on the date of employment. Expiration date is ten (10) years from date of employment and such options shall vest in installments of 25% on each of the first, second, third and fourth anniversaries of the Effective Date.

4.    NON-COMPETITION

            (a) Employee will not, during the period of Employee's employment with PFTI, and for a period of two (2) years immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                        (i) Engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any oil filtration business in direct competition with PFTI or any subsidiary of PFTI, within the United States or within 100 miles of any other geographic area in which PFTI or any of PFTI subsidiaries conducts business, including any territory serviced by PFTI or any of its subsidiaries (the "Territory".)

                        (ii) Call upon any person who is, at that time, within the Territory, an employee of PFTI (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of PFTI (including the subsidiaries thereof)

                        (iii) Call upon any  person or entity  which is, at that
                              time, or which has been, within one (1) year prior to that time, a customer of PFTI (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with PFTI or any subsidiary of PFTI within the Territory; or

                        (iv) Call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was, to Employee's actual knowledge after due inquiry, either called upon by PFTI (including the respective subsidiaries thereof) of for which PFTI made an acquisition analysis, for the purpose of acquiring such entity.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                                                                 /s/ [ILLEGIBLE]

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            (b)   Because of the difficulty of measuring economic losses to PFTI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PFTI for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by PFTI in the event of breach by him, by injunctions and restraining orders.

            (c) It is agreed by the parties that the foregoing covenants in this paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of PFTI (including PFTI's subsidiaries) on the date of the execution of this Agreement and the current plans of PFTI (including PFTI's subsidiaries); but it is also the intent of PFT and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of PFTI (including PFTI's subsidiaries) throughout the term of this Agreement, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, PFTI (including PFTI's subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefore, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating locations(s) through the term of this Agreement.

      It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with PFTI (including PFTI's subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 4, and in any event such new business, activities or location are not in violation of this paragraph 4 or of Employee's obligations under this paragraph 4, if any Employee shall not be chargeable with a violation of this paragraph 4 if PFTI (including PFTI's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

            (d) The covenants in the paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

            (e) All of the covenants in this paragraph 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against PFTI, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement by PFTI of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 4, during which the agreements and covenants of Employee made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 4.

                                                                 /s/ [ILLEGIBLE]

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5.    TERM; TERMINATION; RIGHTS ON TERMINATION

      The term of this Agreement shall begin on the date hereof and continue for three (3) years, and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-ear basis on the same terms and conditions contained herein in effect as of the time of renewal. As used herein, the work "Term" shall mean (i) during the three-year period referred to in the preceding sentence, such three-year period, and (ii) during any one-year renewal pursuant to the terms hereof, such one-year period. This Agreement and Employee's employment may be terminated in any one of the following ways:

            (a) Death. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate.

            (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by Employee's physician, Employee shall have been absent from Employee's full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four
                  (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), PFTI may terminate Employee's employment hereunder provided Employee is unable to resume Employee's full- time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if is or her health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished PFTI with a written statement from a qualified doctor to such effect and provided, further that, at PFTI's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by PFTI who is reasonable acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated by either party as a result of Employee's disability, Employee shall receive from PFTI, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

            (c) Good Cause. PFTI may terminate the Agreement ten (10) days after delivery of written notice to Employee for good cause, which shall be (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of PFTI which materially and adversely affects the operations or reputation of PFTI; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

                                                                 /s/ [ILLEGIBLE]

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            (d)   Without  Cause.   At  any  time  after  the   commencement  of
                  employment,   Employee  may,  without  cause,  terminate  this
                  Agreement and Employee's employment, effective thirty (30) days after written notice is provided to PFTI. Employee may only be terminated without cause by PFTI during the Term hereof if such termination is approved by at least two-thirds of the members of the Board. Should Employee's employment be terminated by PFTI without cause during the Term, Employee shall receive from PFTI, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of the Agreement or for one (1) year, whichever amount is greater, plus any accrued salary and declared but unpaid bonus and reimbursement of expenses. Should Employee's employment be terminated by PFTI without cause at any time after the Term, Employee shall receive from PFTI, in a lump-sum payment due on the effective date of termination, the base salary rate then in effect equivalent to one (1) year of salary, plus any accrued salary and declared but unpaid bonus and reimbursement expenses. Further, any termination without cause by PFTI shall operate to shorten the period set forth in paragraph 4(a) and during which the terms of paragraph 4 apply to one (1) year from the date of termination of employment. If Employee resigns or otherwise terminates Employee's employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

            (e) Change in Control of PFTI. In the event of a "Change in Control of PFTI" (as defined below) during the Term, refer to paragraph 12 below.

      Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 12 hereof. All other rights and obligations of PFTI and Employee under this Agreement shall cease as of the effective dater of termination, except that PFTI's obligations under paragraph 10 hereof and Employee's obligations under paragraphs 4, 6, 7, 8 and 10 hereof shall survive such termination in accordance with their terms.

            If termination of Employee's employment arises out of PFTI's failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other material breach of this Agreement by PFTI (including but not limited to a material reduction in Employee's responsibilities hereunder), as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below, such termination shall be deemed a termination without cause, and PFTI shall pay to Employee severance compensation pursuant to the applicable provisions of paragraph 5(d) and all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder, Further, none of the provisions of paragraph 4 hereof shall apply in the event this Agreement is terminated as a result of a breach by PFTI.

                                                                 /s/ [ILLEGIBLE]

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            In the event of any  termination  of Employee's  employment  for any reason provided above, Employee shall be under no obligation to seek other employment and there shall be no offset against any amounts due to Employee under this Agreement on account of any remuneration attributable to any subsequent employment that Employee may obtain. Any amounts due under this paragraph 5 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

6.    RETURN OF COMPANY PROPERTY

      All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of PFTI, or its representatives, vendors or customers which pertain to the business of PFTI shall be and remain the property of PFTI, and be subject at all times to its discretions and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities or future plans of PFTI which is collected by Employee shall be delivered promptly to PFTI without request by it upon termination Employee's employment.

7.    INVENTIONS.

      Employee shall disclose promptly to PFTI any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of PFTI and which Employee conceives as a result of Employee's employment by PFTI. Employee hereby assigns and agrees to assign all of Employee's interest therein to PFTI of its nominee. Whenever requested to do so by PFTI, Employee shall execute any and all applications, assignments or other instruments that PFTI shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect PFTI's interest therein.

8.    TRADE SECRETS.

      Employee agrees that he will not, other than as required by court order, during or after the Term of this Agreement with PFTI, disclose the confidential terms of PFTI's or its subsidiaries' relationships or agreements with its significant vendors or customers or any other significant and material trade secret of PFTI or it subsidiaries, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

9.    INDEMNIFICATION.

      In connection with any threatened, pending or completed claim, demand, liability, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by PFTI against Employee), by reason of the fact that Employee is or was performing services (including an act, omission or failure to act) under this Agreement, PFTI shall indemnify and hold harmless, to the maximum extent permitted by law, Employee against all expenses ( including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and PFTI are made a party to the same third-party action, complaint, suit or proceeding, PFTI agrees to engage competent legal representation reasonably acceptable to Employee, and Employee agrees to use the same representation, provided that if counsel selected by PFTI shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully

                                                                 /s/ [ILLEGIBLE]

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discharge his or her duties under this Agreement, Employee cannot be held liable to PFTI for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal and fraudulent acts which materially damage the business of PFTI. PFTI shall pay, on behalf of Employee upon presentation of proper invoices, all fees, costs and expenses (including attorneys' fees) incurred in connection with any matter referenced in this paragraph 9.

10.   NO PRIOR AGREEMENTS.

      Employee hereby represents and warrants to PFTI that the execution of this Agreement by Employee and his employment by PFTI and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further Employee agrees to indemnify PFTI for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against PFTI based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

11.   ASSIGNMENT; BINDING EFFECT

      Employee understands that he has been selected for employment by PFTI on the basis of Employee's personal qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.   CHANGE IN CONTROL.

            (a)   Unless employee elects to terminate this Agreement pursuant to
                  (c) below, Employee understands and acknowledges that PFTI may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of PFTI hereunder or that PFTI may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph 12 shall be applicable.

            (b) In the event of a pending Change in Control wherein PFTI and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of PFTI's business and/or assets that such successor is willing as of the closing to assume and agree to perform PFTI's obligations under this Agreement in the same manner and to the same extent that PFTI is hereby required to perform, then such Change in Control shall be deemed to be a termination of the Agreement by PFTI without cause during the Terms and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to employee shall be the amount calculated under the terms of paragraph 5(d) and the noncompetition provisions of paragraph 4 shall not apply.

                                                                 /s/ [ILLEGIBLE]

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

            (c) In any Change in Control situation, Employee may elect to terminate this Agreement by providing written notice to PFTI at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control In such case, the applicable provisions of paragraph 5(d) will apply as though PFTI had terminated the Agreement without cause during the Term; however, under such circumstance, the amount of the lump-sum severance payment due to Employee shall be the amount calculated under the terms of paragraph 5(d) and the noncompetition provisions of paragraph 4 shall all apply for a period of two (2) years from the effective date of termination.

            (d) For purposes of applying paragraph 5 hereof under the circumstances describe in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by PFTI at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of Employee's vested options to purchase PFTI Common Stock, including any options with accelerated vesting under the provisions of PFTI's 1999 Stock Option Plan, such that Employee may convert the options to shares of PFTI Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if Employee so desires.

            (e) Employee must be notified in writing by PFTI at any time that PFTI or any member of its Board anticipates that a Change in Control may take place.

13.   COMPLETE AGREEMENT.

      The Agreement supersedes any other agreements or understandings, written or oral, between PFTI and Employee, and Employee has no oral representations, understandings or agreements with PFTI or any of its officers, directors or representatives covering the same subject matter as this Agreement.

      This written Agreement is the final, complete and exclusive statement and expression of the agreement between PFTI and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior contemporaneous oral or written agreement. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of PFTI and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

14.   NOTICE.

Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To PFTI:         Puradyn Filter Technologies, Inc.
                                   3020 High Ridge Road, Suite 100
                                   Boynton Beach, FL 33426

                  To Employee:     Kevin Kroger
                                   4305 Cherry Hill Drive, East
                                   Orchard Lake, MI 48323

                                                                 /s/ [ILLEGIBLE]

      Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

15.   SEVERABILITY; HEADINGS.

      If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.   ARBITRATION.

      Any unresolved dispute or controversy arising under or in connection within this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in the community where the corporate headquarters of PFTI is located on the Effective Date, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c) hereof, respectively, or that PFTI has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by PFTI.

17.   GOVERNING LAW.

      This Agreement shall in all respects be construed according to the laws of the State of Florida without regard to the conflicts of laws principles of such state.

18.   COUNTERPARTS.

This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Agreed to and Accepted By:

/s/ Richard C. Ford                           /s/ Kevin Kroger
---------------------------------             ---------------------
Richard C. Ford, CEO                          Kevin Kroger
Puradyn Filter Technologies, Inc.

----------------------------------------------------------------  [PURADYN LOGO]

                ADDENDUM TO EMPLOYMENT AGREEMENT OF JULY 3, 2000

This Addendum to the July 3, 2000, Employment Agreement ("Agreement") between Kevin G. Kroger ("Kroger") and Puradyn Filter Technologies, Inc. ("PFTI), is made and entered into effective December 23, 2002 ("Effective Date").

RECITALS

A. Kevin Kroger and Puradyn Filter Technologies, Inc. entered into an employment agreement on July 3, 2000. As part of the compensation promised to Kroger in that agreement, Kroger is entitled to the payment of a bonus, as evidenced by Section #2(b). At this time Kroger is entitled to an $80,000.00 bonus, payable on December 31, 2002.

B. As a result of the lackluster performance of the company stock price, Kroger, in his desire to show his confidence and belief in the future performance of PFTI, and to conserve PFTI cash resources at this time, agrees to amend Section #2(b) of his employment contract.

AGREEMENT

1. In lieu of and in exchange for the $80,000.00 bonus which is due and payable on December 31, 2002, PFTI will grant and Kroger will accept 100,000 qualified stock options (ISO) for the purchase of the common stock of PFTI, which stock is traded on the American Stock Exchange. These options are in accordance with PFTI's S-8 1999 Stock Option Plan.

2. The price of these qualified stock options will be priced at the market closing price of PFTI common stock, as seen on the American Stock Exchange, on January 10, 2003, that being $1.70 per share.

3.    The grant of these 100,000 options will accrue on the following timetable:

                     1)    50,000 shares on January 10, 2003
                     2)    50,000 shares on January 10, 2004

4. These options will expire within ten (10) years from the date of the granting of the same.

5. All other terms and conditions of the July 3, 2000, Employment Agreement remain in full force and effect.

EMPLOYEE                            EMPLOYER
Kevin G. Kroger                     Puradyn Filter Technologies, Inc.
                                    a Delaware corporation

By: /s/ Kevin G. Kroger             By: /s/ Richard C. Ford
    ----------------------              ------------------------------------
         Kevin G. Kroger                      Richard C. Ford, CEO

    2017 High Ridge Road, Boynton Beach, Florida 33426, Telephone 866 PURADYN
                         561 547 9499, Fax 561 547 4025
--------------------------------------------------------------------------------
                                 www.puradyn.com